EXHIBIT A

                         JOINT FILING AGREEMENT


     This JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 24th day of December, 2013, by and among Claudia Carucci, Uncle Mills Parners, LLC, Mitchell Carucci and Elizabeth Shuldiner Revocable Trust (the "Parties").

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Parties agree to prepare jointly and file timely (or otherwise deliver as appropriate) all filings on Schedule 13D and Schedule 13G (the "Filings") required to be filed by them pursuant to Section 13(d) of 13(g) under the Exchange Act with respect to their respective ownership of any securities of Miller Industries, Inc. that are required to be reported on any Filings. The Parties agree that any such Filing shall be filed on behalf of each of them. Each of the Parties further agrees and covenants to the other Parties that it will fully cooperate with such other Parties in the preparation and timely filing (and other delivery) of all such Filings.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the first date set forth above.

                                By: /s/ Claudia Carucci
                                ____________________________
                                        Claudia Carucci


                                By: /s/ Claudia Carucci
                                ____________________________
                                        Claudia Carucci, Manager
                                        Uncle Mills Partners, LLC


                                By: /s/ Mitchell Carucci
                                ____________________________
                                        Mitchell Carucci


                                By: /s/ Arthur Gardner Rankin
                                ____________________________
                                        Arthur Gardner Rankin, Trustee
                                        Elizabeth Shuldiner Revocable Trust